T. Rowe Price Integrated Equity Funds, Inc. 485BPOS

Exhibit 99.(j)(1)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of T. Rowe Price Integrated Equity Funds, Inc. of our reports dated February 18, 2026, relating to the financial statements and financial highlights, which appear in T. Rowe Price Integrated U.S. Small-Cap Growth Equity Fund, T. Rowe Price Integrated U.S. Small-Mid Cap Core Equity Fund, T. Rowe Price Integrated Global Equity Fund, and T. Rowe Price Integrated U.S. Large-Cap Value Equity Fund’s (constituting T. Rowe Price Integrated Equity Funds, Inc.) Certified Shareholder Reports on Form N-CSR for the year ended December 31, 2025. We also consent to the references to us under the headings “Financial Highlights”, “Independent Registered Public Accounting Firm”, and “Fund Service Providers” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
Baltimore, Maryland
February 25, 2026